UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2016, the Board of Directors (the “Board”) of Science Applications International Corporation (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company effective as of that date (the “Amendment”).  The Amendment added a new Section 3.17, which permits an eligible stockholder, or an eligible group of up to 20 stockholders, owning continuously for at least three years shares of the Company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to 25 percent of the Board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in Section 3.17, including the requirement that the Company must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in Section 3.17.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, as amended through February 2, 2016, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Science Applications International Corporation, as amended through February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2016

Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President and General Counsel